EXHIBIT 10.69


Addendum to Promissory Note dated April 19, 2002 between UltraStrip Systems, Inc. and Michael Cristoforo in the amount of $50,000.00



Whereas on April 19, 2003, the outstanding principal balance on the promissory note referenced above is $50,000.00, UltraStrip Systems, Inc. ("Maker") and Michael Cristoforo ("Holder") hereby agree to amend the promissory note referenced above as follows:


         - The Maturity Date is changed from April 19, 2003 to due upon demand.



Date:    April 19, 2003


Lender:                                     UltraStrip Systems, Inc.


-----------------------                     By:
Michael Cristoforo                             -----------------------------

                                            Its:
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